CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 25, 2002 included in ITLA Capital Corporation's Form 10-K for the year ended December 31, 2001.

/s/ Arthur Andersen LLP

Los Angeles, California
April 10, 2002